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                                                                    EXHIBIT 99.4

Ladies and Gentlemen:

     I hereby consent to being named as expected to become a director of Genesis Microchip Incorporated (the "Company") in the Registration Statement on Form S-4, so amended, filed by the Company with the Securities and Exchange Commission.

                                          Sincerely,

                                          /s/  LAWRENCE G. FINCH

                                          --------------------------------------
                                          Lawrence G. Finch